Exhibit 10.2
RELEASE OF CERTAIN GUARANTORS
Reference is made to that certain Third Supplemental Indenture, dated as of June 2, 2020, as supplemented by that certain Supplemental Indenture, dated as of March 5, 2021, that certain Supplemental Indenture, dated as of September 9, 2022,that certain Supplemental Indenture, dated as of November 22, 2022, and that certain Supplemental Indenture, dated as of March 1, 2024 (the “Third Supplemental Indenture”), among Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust), a Maryland real estate investment trust, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (the “Trustee”), Bayside Fremont CA LLC, a Delaware limited liability company (formerly known as Bayside Pkwy Fremont LLC, a Delaware limited liability company, formerly known as DHC Fremont LLC, a Maryland limited liability company) (the “Released Guarantor”) and certain other Subsidiaries of the Company, as Guarantors, to the Indenture, dated as of February 18, 2016 (the “Indenture”), between the Company and the Trustee, relating to the Company’s 9.750% Senior Notes due 2025 (the “Notes”). The terms defined in the Third Supplemental Indenture are used herein as therein defined, unless otherwise defined herein.
Pursuant to Section 6 of the Third Supplemental Indenture, the undersigned, as Trustee, hereby confirms the release and discharge of the Released Guarantor from any and all obligations and liabilities under the Subsidiary Guarantee, and further hereby confirms the termination and release of the Released Guarantor of all other obligations under the Third Supplemental Indenture, the Indenture or the Notes, each as of May 30, 2024.

Dated as of June 5, 2024.
U.S. Bank Trust Company, National Association, as Trustee
By:    /s/ David W. Doucette
Name: David W. Doucette
Title: Vice President